Exhibit 10.1
REVISED PAYMENT SCHEDULE AND AMENDMENT

On August 24, 2006 a revised payment schedule was agreed upon between 21st Century Airships Inc. (“21st Century”) and Techsphere Systems International, Inc., (“TSI”) and Cyber Defense Systems, Inc. (Cyber).

From the total amount owing of $800,000 (Eight Hundred Thousand Dollars) from the August 24, 2006 Revised Payment Schedule, only $200,000 (Two Hundred Thousand Dollars) has been received by 21st Century to-date.

On TSI’s request, this new Revised Payment Schedule has been agreed upon as follows:
- $225,000.00 (Two Hundred Twenty Five Thousand Dollars) to be received on or before October 23, 2006.
- $375,000.00 (Three Hundred Seventy Five Thousand Dollars) to be received on or before December 1, 2006.

4 .A and 5.B.(4)(a) of the License Agreement with TSI (as well as 5. (d) of the Amendment) as it relates to a 30 day grace period to cure a default, do not apply to these Revised Payment Schedule payments for October 23, 2006, and December 1, 2006. It is understood by all parties that should these mentioned payments come into default, 21st Century intends to terminate the License Agreement.

The Agreement to License, dated January 16, 2004 between 21st Century and TSI is hereby amended to allow 21st Century to manufacture and sell 2 (two) Low or Medium Altitude Airships to be used for surveillance or similar applications (TSI Applications) outside USA. For more clarity, 2 (two) Low or Medium Altitude Airships to be used for surveillance or similar applications are excluded from the Exclusive License.

The individual signing for each party has full power and authority to sign this Revised Payment Schedule and Amendment, which shall be binding on the party.

This Revised Payment Schedule and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed a valid and binding signature for all purposes hereof.

In Witness Whereof, the parties have executed this Revised Payment Schedule as of October 22, 2006.

21st Century Airships Inc.

By: /s/ H. Colting
Hokan Colting, CEO

Techsphere Systems International, Inc.

By: /s/W Robinson
               William C. Robinson, CEO
Cyber Defense Systems, Inc.

By: /s/ W. Robinson
William C. Robinson, CEO